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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
Media Contact:
Steve Grady
Borland International, Inc.
(408) 431-1621
sgrady@corp.borland.com

Financial Contact:
Denise Franklin
Borland International, Inc.
(408) 431-1525
dfranklin@corp.borland.com


        BORLAND REPORTS THIRD QUARTER FISCAL 1998 AND YEAR-END RESULTS

 DELIVERS THIRD CONSECUTIVE QUARTER OF PROFITABILITY:  REVENUES UP 17 PERCENT

     SCOTTS VALLEY, Calif. -- January 28, 1998 -- Borland International, Inc. (NASDAQ: BORL) today announced results for its fiscal year 1998 third quarter and nine months ended December 31, 1997.

     For the quarter, the Company had net revenues of $43,015,000 compared with net revenues of $36,756,000 for the third quarter of the previous fiscal year, an increase of 17 percent. Net revenues for the nine months ended December 31, 1997 were $127,485,000 compared with net revenues of $114,208,000 for the nine months ended December 31, 1996, an increase of 12 percent.

     The Company recorded net income of $2,826,000 for the third quarter, resulting in basic and diluted earnings per share of $0.07 and $0.06, respectively. Borland reported a net loss of $29,371,000, or a net loss of $0.81 per share, for the same quarter a year ago.

     For the nine months ended December 31, 1997, the Company recorded net income of $4,423,000, resulting in basic and diluted earnings per share of $0.10. For the nine months ended December 31, 1996, Borland reported a net loss of $65,490,000, or a net loss of $1.80 per share.

     Borland's announcement of third quarter earnings coincides with the announcement of its fiscal year-end results because of the change in its fiscal year. As announced earlier, beginning January 1, 1998, Borland went to a calendar fiscal year versus a fiscal year beginning April 1. Because of this change, Borland's fiscal year 1998 was a three-quarter fiscal year.


                                     (more)
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BORLAND REPORTS THIRD QUARTER FISCAL 1998 AND YEAR-END RESULTS
Page 2 of 4

     During the third quarter of fiscal year 1998, revenues from client/server, enterprise, and Internet products made up 56 percent of total net revenues compared with 37 percent during the same period in fiscal year 1997. For the first nine months of fiscal year 1998, these products made up 53 percent of total net revenues compared with 36 percent during the same three-quarter period in fiscal year 1997.

     The balance of cash, cash equivalents, and short-term investments as of December 31, 1997 was $87,011,000, an increase of $3,539,000 over the balance at September 30, 1997.

     "We have completed our fiscal year 1998 with our third consecutive quarter of profitability and fourth consecutive quarter of revenue growth," said Borland chairman and CEO Del Yocam, who also completed his first year with the company in December. "I am extremely proud of the progress Borland has made in delivering innovative, new products, such as our highly successful JBuilder(TM) family of industrial-strength Java(TM) development tools, and in acquiring new technologies that will help us continue to grow in the enterprise space."

     During the third quarter, Borland announced it had entered into an agreement to acquire Visigenic Software, Inc. of San Mateo, Calif. Visigenic is one of the leading providers of object-based middleware, a technology that allows applications to share information. The acquisition, which is subject to additional approval by the stockholders of both companies at special meetings to be held on February 27, 1998, will allow Borland to offer its enterprise customers additional technology needed to build Information Networks.

     Through the acquisition, Borland also will be able to grow its direct sales force and its professional services organization, both of which are key to supporting enterprise-level customers.

     "The acquisition of Visigenic will enhance Borland's opportunity to expand into the enterprise space where we help the IT departments of large corporations develop mission-critical business applications on time and on budget," said Yocam.

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BORLAND REPORTS THIRD QUARTER FISCAL 1998 AND YEAR-END RESULTS
Page 3 of 4

NEW PRODUCTS

     Borland released two enterprise products during the third quarter of fiscal year 1998 -- JBuilder Client/Server Suite and Delphi(TM) Enterprise.

     JBuilder Client/Server Suite is the latest addition to Borland's family of visual development tools for creating platform-independent applications using Sun Microsystem's Java programming language. The suite includes Borland's DataGateway for Java, which provides any 100% Pure Java application access to corporate databases, and integrates Visigenic Software's VisiBroker(TM) Object Request Broker (ORB).

     "Borland's JBuilder tools, which include JBuilder Standard and JBuilder Professional, continue to receive industry accolades," Yocam noted. "Recently, JBuilder was named one of the ten best new computer products of 1997 by CNET, a leading electronic media Web site. Also, JBuilder finished second only to Borland's Delphi as the best development environment in a ComputerWorld Survey of IT executives. Corporations worldwide, such as Daiwa Securities Ltd., NationsBank Services Inc. and MicroAge, have successfully used our JBuilder tools to help build corporate-wide Information Networks."

     Delphi Enterprise combines rapid application development with Borland's Entera(TM) and MIDAS(TM) intelligent middleware. This product helps simplify development of distributed applications through seamless integration of Delphi and Entera. These applications are scalable, meaning they can handle increasing volumes of data and numbers of users, and are cross-platform.

     Other products released in the third quarter included Visual dBASE(R) 7 for Windows 95 & NT, a new edition of Borland's database development tool; Delphi/400 Client/Server Suite for IBM AS/400 developers; and InterBase(R) 5.0, a business-critical, embedded database produced by InterBase Software Corporation, a wholly owned subsidiary of Borland.

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BORLAND REPORTS THIRD QUARTER FISCAL 1998 AND YEAR-END RESULTS
Page 4 of 4

ABOUT BORLAND

     Borland is a leading provider of high-quality software products for corporate application developers worldwide. Borland is distinguished for its award-winning family of rapid application development tools and scalable middleware technology for desktop, client/server, Internet/intranet, and enterprise systems. The company's products are supported through comprehensive corporate and independent developer programs, value added resellers, and systems integrators. Founded in 1983, Borland is headquartered in Scotts Valley, California. Additional information about Borland may be obtained from Borland's Web site at http://www.borland.com.

Note: Forward-looking statements in this release, including, but not limited to, those concerning the Visigenic acquisition, Borland's future financial performance, product availability dates, and the potential features of or benefits to be derived from the company's programs and products, involve a number of uncertainties and risks, and actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, among others, the following: the failure by either Borland or Visigenic to receive the requisite stockholder approval of the acquisition of Visigenic, possible disruptive effects of organizational or personnel changes resulting from the acquisition of Visigenic or otherwise, changes in the sales organization, shifts in customer demand, market acceptance of the company's new or enhanced programs and products, delays in implementation of programs and scheduled product availability dates, actions or announcements by competitors, software errors, general business conditions and market growth rates in the client/server and Internet software markets, and other factors described in Borland's S.E.C. reports on forms 10-K, 10-Q, 8-K and Borland's and Visigenic's joint proxy statement and prospectus filed on Form S-4 with the S.E.C.

NOTE TO EDITORS: Copies of previous Borland press releases and additional corporate and product information are available on Borland's Web site at http://www.borland.com, or by calling Borland's Public Relations Department at
(408) 431-4609.

Borland product names are trademarks or registered trademarks of Borland International Inc.

Java and all Java-based trademarks are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.
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

                                                    BORLAND INTERNATIONAL, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (in thousands, except per share data, unaudited)


                                                   Three Months Ended                            Nine Months Ended
                                                        December 31,                                December 31,
                                          ---------------------------------------      ----------------------------------------
                                                 1997                  1996                    1997                  1996
                                          -------------------    ----------------      -------------------     ----------------
Net revenues                              $            43,015    $         36,756      $           127,485     $        114,208
Cost of revenues                                        5,437               6,961                   18,168               23,418
                                          -------------------    ----------------      -------------------     ----------------
Gross profit                                           37,578              29,795                  109,317               90,790
                                          -------------------    ----------------      -------------------     ----------------
Selling, general and administrative                    24,505              33,986                   74,529              105,796
Research and development                               10,235              14,038                   30,716               41,897
Provision for restructuring charges                        --              11,885                       --               12,968
                                          -------------------    ----------------      -------------------     ----------------
Total operating expenses                               34,740              59,909                  105,245              160,661
                                          -------------------    ----------------      -------------------     ----------------
Operating income (loss)                                 2,838             (30,114)                   4,072              (69,871)
Interest income, net and other                            358               1,010                    1,122                4,558
                                          -------------------    ----------------      -------------------     ----------------
Income (loss) before income taxes                       3,196             (29,104)                   5,194              (65,313)
Income tax provision                                      370                 267                      771                  177
                                          -------------------    ----------------      -------------------     ----------------
Net income (loss)                         $             2,826    $        (29,371)     $             4,423     $        (65,490)
                                          ===================    ================      ===================     ================

Net income (loss) per share:
  Basic (1)                               $              0.07    $          (0.81)     $              0.10     $          (1.80)
  Diluted                                 $              0.06    $          (0.81)     $              0.10     $          (1.80)

Shares used in the calculation of
net income (loss) per share:
  Basic                                                38,702              36,429                   37,977               36,347
  Diluted                                              45,135              36,429                   39,765               36,347



(1) The calculation of basic earnings per share for the three months and nine months ended December 31, 1997 includes an accretion to the Mandatorily Redeemable Convertible Preferred Stock of $184,000 and $567,000, respectively.
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

                          BORLAND INTERNATIONAL, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands, unaudited)


                                                                  December 31, 1997               March 31, 1997
                                                             --------------------------     -------------------------
                           ASSETS
Current assets                                               $                  122,029     $                  79,029
Property and equipment, net                                                     101,722                       106,563
Other non-current assets                                                          6,071                         7,110
                                                             --------------------------     -------------------------
  Total Assets                                               $                  229,822     $                 192,702
                                                             ==========================     =========================


          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                          $                   73,239     $                  80,318
Long-term debt and other                                                         22,025                        22,508
                                                             --------------------------     -------------------------
   Total Liabilities                                                             95,264                       102,826
                                                             --------------------------     -------------------------

Mandatorily redeemable convertible preferred stock                               27,358                          ----

Stockholders' equity                                                            107,200                        89,876
                                                             --------------------------     -------------------------
  Total Liabilities and Stockholders' Equity                 $                  229,822     $                 192,702
                                                             ==========================     =========================
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